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(11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

EDAC TECHNOLOGIES CORPORATION

                                      Three Months Ended            Nine Months Ended
                                          September 30                 September 30
                                   ------------------------      -----------------------
                                      1996          1995            1996         1995
                                   ----------    ----------      ----------   ----------
Primary:
  Average shares outstanding        3,711,040    3,647,207        3,677,207    3,620,354
  Net effect of dilutive
  stock options based on
  the treasury stock method
  using average market price           69,485      129,020          101,007      159,791
                                   ----------   ----------       ----------   ----------

      TOTALS                        3,780,525    3,776,227        3,778,214    3,780,145
                                   ==========   ==========       ==========   ==========

      Net income (loss)            $  (51,645)  $  (46,230)      $   29,678   $   14,760
                                   ==========   ==========       ==========   ==========

      Net income (loss)
      per share                    $    (0.01)  $    (0.01)      $     0.01   $     0.00
                                   ==========   ==========       ==========   ==========

Fully diluted:
  Average shares outstanding        3,711,040    3,647,207        3,677,207    3,620,354
  Net effect of dilutive
  stock options based on
  the treasury stock method
  using quarter end market
  price if higher than
  average market price                 66,522      139,816           84,405      145,174
                                   ----------   ----------       ----------   ----------

      TOTALS                        3,777,562    3,787,023        3,761,612    3,765,528
                                   ==========   ==========       ==========   ==========

      Net income (loss)            $  (51,645)  $  (46,230)      $   29,678   $   14,760
                                   ==========   ==========       ==========   ==========

      Net income (loss)
      per share                    $    (0.01)  $    (0.01)      $     0.01   $     0.00
                                   ==========   ==========       ==========   ==========
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